UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310 Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

(b) and (c)

On March 8, 2018, Assembly Biosciences, Inc. (the “Company”) appointed Graham Cooper as the Company’s Chief Financial Officer and Chief Operating Officer. Mr. Cooper will also serve as the Company’s principal financial officer and principal accounting officer. Mr. Cooper replaces David Barrett in these positions effective as of March 8, 2018. Mr. Barrett will continue as an employee of the Company in a strategic advisor role and will transition to a consulting role later in 2018.

In connection with Mr. Cooper’s appointments, the Company also entered into an employment agreement with him, effective as of March 8, 2018. The employment agreement provides for an at-will employment arrangement. The employment agreement provides for an initial annual base salary of $425,000 and an annual performance-based incentive cash bonus in an amount initially targeted to 40% of Mr. Cooper’s then-current base salary.

If Mr. Cooper’s employment is terminated as a result of his death, then the Company will pay to his estate his then-current base salary for a period of 12 months following such termination.

If Mr. Cooper’s employment is terminated by the Company for disability (as defined in his employment agreement) or without cause (as defined in his employment agreement) or by Mr. Cooper for good reason (as defined in his employment agreement) or as a result of his death within one month prior to or within 12 months following, a change of control (as defined in his employment agreement), and provided that Mr. Cooper signs and does not revoke a general release of claims against the Company, the Company will provide Mr. Cooper the following benefits: (i) a lump sum payment equal to 18 months of his then-current base salary; (ii) an amount equal to 1.5 times his target annual bonus for the year in which the termination occurred; (iii) immediate vesting in full of all equity awards held by Mr. Cooper; provided, however that (a) in the event that such termination occurs during the one month prior to a change of control, any equity-based compensation outstanding as of the termination will not accelerate but will remain outstanding and eligible to vest immediately prior to the consummation of the change of control and (b) in the event that such termination occurs prior to a change of control and such change of control is not consummated on or prior to the date one month after such termination, no vesting will occur and any equity awards outstanding as of the termination will terminate in accordance with its terms, (iv) extension of the exercise period for all vested stock options held by Mr. Cooper to the end of their term, and (v) if Mr. Cooper properly elects COBRA, reimbursement of COBRA premiums for 18 months following termination or the end of his COBRA continuation period, whichever is earlier; provided, however, the Company’s obligation to pay such premiums will terminate earlier if he becomes eligible for insurance benefits from another employer during such period.

If Mr. Cooper’s employment is terminated as a result of his disability, by the Company without cause or by Mr. Cooper for good reason, and such termination does not occur during the one month prior to or within 12 months following, a change of control and provided that Mr. Cooper signs and does not revoke a general release of claims against the Company, the Company will provide him the following benefits: (i) continued payment of his then-current base salary for 12 months following date of termination of employment, (ii) all Equity Awards which would have time vested during the twelve (12) months following the termination date shall accelerate and vest; (iii) extension of the exercise period for all vested stock options held by the Executive as of the termination date until the first anniversary of the termination date; (iv) if Mr. Cooper properly elects COBRA, reimbursement of COBRA premiums for 12 months following termination or the end of his COBRA continuation period, whichever is earlier; provided, however, the Company’s obligation to pay such premiums will terminate earlier if he becomes eligible for insurance benefits from another employer during such period. Such benefits are in lieu of, and not in addition to, the benefits described in the preceding paragraph.

Mr. Cooper’s employment agreement includes non-solicitation covenants that apply during the term of the employment agreement and for one year following the termination of his employment.

The foregoing description of the terms of Mr. Cooper’s employment agreement does not purport to be complete and is qualified in their entirety by reference to the complete text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018.

In connection with his appointment on March 8, 2018, Mr. Cooper also was granted a non-qualified stock option to purchase 220,000 shares of the Company’s common stock. The option vests over three years as follows: one-third will vest on the first anniversary of the date of grant, March 8, 2019; and the remaining two-thirds will vest in 24 equal monthly installments, with the option becoming fully vested on March 8, 2021. The option is subject to Mr. Cooper’s continued service with Assembly through the applicable vesting dates and to acceleration upon the occurrence of certain events as set forth in the option agreement and his employment agreement.

Prior to joining the Company, Mr. Cooper, 48, was the Chief Financial Officer of Receptos, Inc. (“Receptos”) from February 2013 until Receptos was acquired by Celgene Corporation in August 2015. Following Celgene's acquisition of Receptos and before joining the Company, Mr. Cooper served as a consultant and director to various other biotechnology companies. In 2012, Mr. Cooper was the Executive Vice President, Finance and Chief Financial Officer of Geron Corporation, a biopharmaceutical company focused on cancer therapies. From 2006 until 2011, Mr. Cooper served as Senior Vice President, Chief Financial Officer and Treasurer of Orexigen Therapeutics, Inc., a biotechnology company focused on obesity. From 1999 to 2006, Mr. Cooper held positions of increasing responsibility including Director, Health Care Investment Banking, at Deutsche Bank Securities, where he was responsible for executing and managing a wide variety of financing and merger and acquisition transactions in the life sciences field. From August 1992 to January 1995, he worked as an accountant at Deloitte & Touche, and was previously a C.P.A. Mr. Cooper currently serves on the Board of Directors for Bioniz Therapeutics, Inc., Kezar Life Sciences, Inc., and Unity Biotechnology, Inc. Mr. Cooper holds a B.A. in Economics from the University of California at Berkeley and an M.B.A. from the Stanford Graduate School of Business.

There are no arrangements or understandings between Mr. Cooper and any other person pursuant to which he was appointed as an executive officer of the Company, and there are no relationships between Mr. Cooper and the Company that would require disclosure under Item 404(a) of Regulation S-K.

(d)

Also on March 8, 2018, the Board increased the size of the Board from eight directors to nine directors and appointed Helen S. Kim as an independent, nonemployee member of the Board to fill the resulting vacancy, effective immediately. Ms. Kim was also appointed a member of the Science & Technology Committee.

Ms. Kim will participate in the standard independent, nonemployee director compensation arrangements described in the proxy statement for the Company’s 2017 annual meeting of stockholders under the caption entitled “Director Compensation.” In addition, in connection with her appointment to the Board, Ms. Kim was granted an option to purchase 20,000 shares of the Company’s common stock, which will vest in three equal annual installments on the first, second and third anniversaries of the grant date.

There are no arrangements or understandings between Ms. Kim and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between Ms. Kim and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Graham Cooper as the Company’s Chief Financial Officer and Chief Operating Officer, the change in Mr. Barrett’s role with the Company and the appointment of Ms. Kim as a new director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated March 12, 2018.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2018	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer